UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2019

LEGACY EDUCATION ALLIANCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway East, Cape Coral, Florida	33904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (239) 542-0643

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Baeza Separation Agreement

On June 14, 2019, Legacy Education Alliance, Inc., (the “Company”) and Christian A.J. Baeza, the Company’s former Senior Vice President and Chief Financial Officer, entered into a Separation Agreement (the “Separation Agreement”) in connection with the termination of Mr. Baeza’s employment with the Company, which was effective May 20, 2019 (the “Separation Date”). Pursuant to the Separation Agreement, Mr. Baeza will continue to receive payment of his base salary on a bi-weekly basis for twenty-six (26) weeks from the Separation Date. Mr. Baeza’s unvested shares of Company common stock will continue to be governed by the terms of their respective grant notices and award agreements, including the future vesting of such shares. Further, under the Separation Agreement, Mr. Baeza agreed that his obligations under that certain September 1, 2017, Confidentiality, Non-Compete and Non-Solicitation Agreement will survive the termination of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 18, 2019

LEGACY EDUCATION ALLIACE, INC.

By:	/s/ James E. May
Name: James E. May Title: Chief Executive Officer

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